CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
PVF Capital Corp.


We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/  KPMG LLP

Terrence P. Fergus, Partner



Cleveland, Ohio
October 17, 2000